Exhibit 99.1

News Release

CONTACTS:	Jim Eglseder (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-8424	April 21, 2015
Laura Wehby (Investors)
(513) 534-7407
Larry Magnesen (Media)
(513) 534-8055

FIFTH THIRD ANNOUNCES FIRST QUARTER 2015 NET INCOME TO COMMON SHAREHOLDERS OF $367 MILLION, OR $0.44 PER DILUTED SHARE

•	1Q15 net income available to common shareholders of $367 million, or $0.44 per diluted common share

•	Includes a $70 million pre-tax (~$46 million after tax) positive valuation adjustment on the warrant Fifth Third holds in Vantiv, $37 million pre-tax (~$24 million after tax) gain on the sale of held-for-sale residential mortgage loans classified as troubled debt restructurings (TDRs), and a $17 million pre-tax (~$11 million after tax) charge related to the valuation of the Visa total return swap, resulting in a net $0.07 impact on earnings per share

•	1Q15 return on average assets (ROA) of 1.12%; return on average common equity of 10.3%; return on average tangible common equity** of 12.3%

•	Pre-provision net revenue (PPNR)** of $584 million in 1Q15

•	Net interest income (FTE) of $852 million, down 4 percent sequentially and down 5 percent from 1Q14; net interest margin of 2.86%, down 10 basis points sequentially

•	Average portfolio loans of $90.5 billion, down $533 million sequentially due to the transfer of $720 million of residential mortgage TDRs to held-for-sale in 4Q14 (reduced average balances by $694 million); loans up $978 million from 1Q14 driven by increases in C&I loans

•	Noninterest income of $660 million compared with $653 million in the prior quarter; impacted by the gain on sale of residential mortgage TDRs in 1Q15 and valuations on the Vantiv warrant in both quarters

•	Noninterest expense of $923 million, up 1 percent from prior quarter driven by seasonally higher compensation-related expenses, partially offset by lower credit-related costs

•	Credit trends

•	Net charge-offs declined 46 percent year-over-year; 1Q15 net charge-offs of $91 million (0.41% of loans and leases) vs. 4Q14 NCOs of $191 million (0.83% of loans and leases) which included $87 million of charge-offs related to the transfer of residential mortgage TDRs to held-for-sale and 1Q14 NCOs of $168 million (0.76% of loans and leases)

•	Portfolio NPA ratio of 0.76% down 6 bps from 4Q14, NPL ratio of 0.57% down 7 bps from 4Q14; total nonperforming assets (NPAs) of $693 million, including loans held-for-sale (HFS), declined $90 million sequentially

•	1Q15 provision expense of $69 million; $99 million in 4Q14 (including the $23 million impact related to the transfer of loans held-for-sale) and $69 million in 1Q14

•	Strong capital ratios*

•	Common equity Tier 1 ratio 9.62%

•	Tier 1 risk-based capital ratio 10.74%, Total risk-based capital ratio 14.16%, Leverage ratio 9.61%

•	Tangible common equity ratio** of 8.78%; 8.41% excluding securities portfolio unrealized gains/losses

•	9 million reduction in average diluted share count

•	Book value per share of $17.85 up 3 percent from 4Q14 and up 10 percent from 1Q14; tangible book value per share** of $14.87

*	Capital ratios estimated; presented under current U.S. capital regulations.
**	Non-GAAP measure; see Reg. G reconciliation on page 32.

Fifth Third Bancorp (Nasdaq: FITB) today reported first quarter 2015 net income of $382 million versus net income of $385 million in the fourth quarter of 2014 and $318 million in the first quarter of 2014. After preferred dividends, net income available to common shareholders was $367 million, or $0.44 per diluted share, in the first quarter of 2015, compared with $362 million, or $0.43 per diluted share, in the fourth quarter of 2014, and $309 million, or $0.36 per diluted share, in the first quarter of 2014.

First quarter 2015 included:

Income

•	$70 million positive valuation adjustment on the Vantiv warrant

•	$37 million gain on the sale of residential mortgage loans classified as troubled debt restructurings

•	($17 million) charge related to the valuation of the Visa total return swap

Expenses

•	($2 million) in litigation reserve charges

Fourth quarter 2014 included:

Income

•	$56 million positive valuation adjustment on the Vantiv warrant

•	$23 million annual payment received from Vantiv pursuant to tax receivable agreement

•	($19 million) charge related to the valuation of the Visa total return swap

Expenses

•	$3 million reversal of litigation reserves

Results also included $23 million of provision expense related to the transfer of residential mortgage loans classified as troubled debt restructurings to held-for-sale.

First quarter 2014 included:

Income

•	($36 million) negative valuation adjustment on the Vantiv warrant

•	$1 million benefit related to the valuation of the Visa total return swap

Expenses

•	($51 million) in litigation reserve charges

Earnings Highlights

	For the Three Months Ended					% Change
	March 2015	December 2014	September 2014	June 2014	March 2014	Seq	Yr/Yr
Earnings ($ in millions)
Net income attributable to Bancorp	$382	$385	$340	$439	$318	(1%)	20%
Net income available to common shareholders	$367	$362	$328	$416	$309	1%	15%
Common Share Data
Earnings per share, basic	0.45	0.44	0.39	0.49	0.36	2%	25%
Earnings per share, diluted	0.44	0.43	0.39	0.49	0.36	2%	22%
Cash dividends per common share	0.13	0.13	0.13	0.13	0.12	—	8%
Financial Ratios
Return on average assets	1.12%	1.13%	1.02%	1.34%	1.00%	—	12%
Return on average common equity	10.3	10.0	9.2	11.9	9.0	2%	13%
Return on average tangible common equity(b)	12.3	12.1	11.1	14.4	11.0	2%	12%
Tier I risk-based capital(c)	10.74	10.83	10.83	10.80	10.45	(2%)	1%
Common equity Tier I(c)	9.62	N/A	N/A	N/A	N/A	N/A	N/A
Tier I common equity(b)	N/A	9.65	9.64	9.61	9.51	N/A	N/A
Net interest margin(a)	2.86	2.96	3.10	3.15	3.22	(3%)	(11%)
Efficiency(a)	61.0	59.6	62.1	58.2	64.9	2%	(6%)
Common shares outstanding (in thousands)	815,190	824,047	834,262	844,489	847,569	(1%)	(4%)
Average common shares outstanding (in thousands):
Basic	810,210	819,057	829,392	838,492	845,860	(1%)	(4%)
Diluted	818,672	827,831	838,324	848,245	857,924	(1%)	(5%)

(a)	Presented on a fully taxable equivalent basis.
(b)	These ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.
(c)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets used in the calculation of the tier I risk-based capital and common equity tier 1 ratios beginning January 1, 2015. Current period regulatory capital ratios are estimated.

The percentages in all of the tables in this earning release are calculated on actual dollar amounts and not the rounded dollar amounts.

NA: Not applicable.

“Our results this quarter were solid despite the impact of expected first quarter seasonality and challenging market conditions, and reflect the strength of our franchise in generating strong shareholder returns resulting from our strategic decisions to build and invest in our businesses. We are very focused on growing businesses that will operate profitably in all environments by deepening our relationships with customers and managing our risk exposures to achieve optimal returns for our shareholders. Our quarterly results include the significant value that we have achieved in our Vantiv investment and the gain on the sale of our TDR loans, which is another step toward reducing future sources of potential volatility,” said Kevin Kabat, CEO of Fifth Third Bancorp.

“First quarter net income of $382 million, which reflected record investment advisory revenue and solid mortgage banking revenue growth, produced an ROA of 1.12% and ROE of 10.3%. These results included the impact of the NII decline associated with the changes in our deposit advance product in the quarter.

“Our loan growth, especially in the C&I category, was weaker at the end of last year which impacted the starting balances early in the quarter, but we were encouraged by better activity in February and March. Average loans increased 2 percent compared with the year ago quarter with continued strength in C&I lending, which was up 3 percent, and growth in commercial real estate and bankcard loans of 4 percent each.

“Credit results were very good, resulting in net charge-offs of 41 bps for the quarter, with commercial loan net charge-offs of 29 bps and consumer loan net charge-offs of 59 bps. Total delinquencies also continued to be at very low levels and were highlighted by total non-performing assets, which were down 11 percent compared with last quarter.

“Average core deposits were up 2 percent sequentially, with 6 percent growth in interest checking, and were up 7 percent year over year, with demand deposit growth of 10 percent.

“During the quarter, we received a non-objection from the Federal Reserve for our 2015 CCAR plan. That plan demonstrates the strength of Fifth Third’s current capital levels and our resiliency under stress conditions. We are pleased to be able to continue the measured return of capital to shareholders under our 2015 CCAR plan.”

Income Statement Highlights

	For the Three Months Ended					% Change
	March 2015	December 2014	September 2014	June 2014	March 2014	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)	$852	$888	$908	$905	$898	(4%)	(5%)
Provision for loan and lease losses	69	99	71	76	69	(30%)	—
Total noninterest income	660	653	520	736	564	1%	17%
Total noninterest expense	923	918	888	954	950	1%	(3%)

Income before income taxes (taxable equivalent)	520	524	469	611	443	(1%)	18%

Taxable equivalent adjustment	5	5	5	5	5	NM	NM
Applicable income taxes	133	134	124	167	119	(1%)	11%

Net income	382	385	340	439	319	(1%)	20%
Less: Net income attributable to noncontrolling interests	—	—	—	—	1	NM	(61%)

Net income attributable to Bancorp	382	385	340	439	318	(1%)	20%
Dividends on preferred stock	15	23	12	23	9	(35%)	60%

Net income available to common shareholders	367	362	328	416	309	1%	15%

Earnings per share, diluted	$0.44	$0.43	$0.39	$0.49	$0.36	2%	22%

Net Interest Income

	For the Three Months Ended					% Change
	March 2015	December 2014	September 2014	June 2014	March 2014	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)	$975	$1,016	$1,023	$1,013	$998	(4%)	(2%)
Total interest expense	123	128	115	108	100	(4%)	22%

Net interest income (taxable equivalent)	$852	$888	$908	$905	$898	(4%)	(5%)

Average Yield
Yield on interest-earning assets (taxable equivalent)	3.28%	3.38%	3.49%	3.53%	3.58%	(3%)	(8%)
Rate paid on interest-bearing liabilities	0.60%	0.61%	0.56%	0.54%	0.51%	(3%)	16%

Net interest rate spread (taxable equivalent)	2.68%	2.77%	2.93%	2.99%	3.07%	(3%)	(13%)

Net interest margin (taxable equivalent)	2.86%	2.96%	3.10%	3.15%	3.22%	(3%)	(11%)
Average Balances ($ in millions)
Loans and leases, including held for sale	$91,659	$91,581	$91,428	$91,241	$90,238	—	2%
Total securities and other short-term investments	29,038	27,604	24,927	23,940	22,940	5%	27%
Total interest-earning assets	120,697	119,185	116,355	115,181	113,178	1%	7%
Total interest-bearing liabilities	83,339	82,544	81,157	80,770	79,130	1%	5%
Bancorp shareholders’ equity	15,820	15,644	15,486	15,157	14,862	1%	6%

Net interest income of $852 million on a fully taxable equivalent basis decreased $36 million from the fourth quarter, as expected, primarily driven by a $21 million negative impact of the previously announced changes to the Bancorp’s deposit advance product that were effective January 1, 2015. Additionally, net interest income was negatively impacted by $13 million due to fewer days in the quarter. Otherwise, the effects of lower deposit costs and increased investment securities balances generally offset the negative effect of loan repricing during the quarter.

The net interest margin was 2.86 percent, a decrease of 10 bps from the previous quarter primarily driven by a 7 basis point impact due to the changes to the deposit advance product, 3 basis point impact of loan repricing and 2 basis point impact of higher cash balances as we continue to experience strong deposit flows. Day count benefitted the net interest margin by 3 basis points in the quarter.

Compared with the first quarter of 2014, net interest income decreased $46 million and the net interest margin decreased 36 bps. The decline in net interest income was driven by the effect of the aforementioned changes to the deposit advance product as well as continued loan repricing. Otherwise, the impact of higher investment securities balances and loan balances generally offset the impact of higher interest expense resulting from increased long-term debt balances. The decline in the net interest margin was primarily driven by the impact of loan repricing.

Securities

Average securities and other short-term investments were $29.0 billion in the first quarter of 2015 compared with $27.6 billion in the previous quarter and $22.9 billion in the first quarter of 2014. Average securities of $23.2 billion increased $733 million from the prior quarter reflecting purchases of securities. Other short-term investments average balances of $5.9 billion increased $701 million sequentially. On an end of period basis, securities balances of $27.0 billion increased $4.0 billion driven by purchases of securities towards the end of the quarter and other short-term investments decreased $3.0 billion reflecting lower cash balances held at the Federal Reserve.

Loans

	For the Three Months Ended					% Change
	March 2015	December 2014	September 2014	June 2014	March 2014	Seq	Yr/Yr
Average Portfolio Loans and Leases ($ in millions)
Commercial:
Commercial and industrial loans	$41,426	$41,277	$41,477	$41,374	$40,377	—	3%
Commercial mortgage loans	7,241	7,480	7,633	7,885	7,981	(3%)	(9%)
Commercial construction loans	2,197	1,909	1,563	1,362	1,116	15%	97%
Commercial leases	3,715	3,600	3,571	3,555	3,607	3%	3%

Subtotal—commercial loans and leases	54,579	54,266	54,244	54,176	53,081	1%	3%

Consumer:
Residential mortgage loans	12,433	13,046	12,785	12,611	12,659	(5%)	(2%)
Home equity	8,802	8,937	9,009	9,101	9,194	(2%)	(4%)
Automobile loans	11,933	12,073	12,105	12,070	12,023	(1%)	(1%)
Credit card	2,321	2,324	2,295	2,232	2,230	—	4%
Other consumer loans and leases	440	395	361	359	343	11%	28%

Subtotal—consumer loans and leases	35,929	36,775	36,555	36,373	36,449	(2%)	(1%)

Total average loans and leases (excluding held for sale)	$90,508	$91,041	$90,799	$90,549	$89,530	(1%)	1%
Average loans held for sale	1,151	540	629	692	708	NM	63%

Average loan and lease balances (excluding loans held-for-sale) decreased $533 million, or 1 percent, sequentially and increased $978 million, or 1 percent, from the first quarter of 2014. The sequential decrease in average loans and leases was primarily driven by declines in residential mortgage due to the transfer of certain residential mortgage loans classified as troubled debt restructurings to held-for-sale at the end of the fourth quarter of 2014, which reduced average loans by $694 million. The increase from the prior year was driven by increased commercial and industrial (C&I) balances. Period end loans and leases (excluding loans held-for-sale) of $91.2 billion increased $1.2 billion sequentially, and increased $1.5 billion, or 2 percent, from a year ago primarily driven by increases in C&I loans.

Average commercial portfolio loan and lease balances increased $313 million, or 1 percent, sequentially and increased $1.5 billion, or 3 percent, from the first quarter of 2014. Average C&I loans increased $149 million from the prior quarter and increased $1.0 billion from the first quarter of 2014. Within commercial real estate, average commercial mortgage balances continued to decline and average commercial construction balances increased for the ninth consecutive quarter. In total, average commercial real estate balances increased $49 million sequentially and $341 million from the prior year. Commercial line usage, on an end of period basis, was 32 percent of committed lines in the first quarter of 2015 compared with 32 percent in the fourth quarter of 2014 and 30 percent in the first quarter of 2014.

Average consumer portfolio loan and lease balances decreased $846 million, or 2 percent, sequentially and decreased $520 million, or 1 percent, year-over-year. Average residential mortgage loans decreased 5 percent sequentially and 2 percent from a year ago driven by loans transferred to held for sale at the end of the fourth quarter. Average auto loans declined 1 percent on a sequential and year-over-year basis. Average home equity loans declined 2 percent sequentially and 4 percent from the first quarter of 2014. Average credit card loans were flat sequentially and increased 4 percent from the first quarter of 2014.

Average loans held-for-sale balances of $1.2 billion increased $611 million sequentially primarily due to the transfer of certain residential mortgage loans classified as troubled debt restructurings to held-for-sale in the fourth quarter of 2014 and increased $443 million compared with the first quarter of 2014. Period end loans held-for-sale of $724 million decreased $537 million from the previous quarter due to $568 million of residential mortgage loans subsequently sold in the first quarter and decreased $56 million from the first quarter of 2014.

Deposits

	For the Three Months Ended					% Change
	March 2015	December 2014	September 2014	June 2014	March 2014	Seq	Yr/Yr
Average Deposits ($ in millions)
Demand	$33,760	$33,301	$31,790	$31,275	$30,626	1%	10%
Interest checking	26,885	25,478	24,926	25,222	25,911	6%	4%
Savings	15,174	15,173	15,759	16,509	16,903	—	(10%)
Money market	17,492	17,023	15,222	13,942	12,439	3%	41%
Foreign office(a)	861	1,439	1,663	2,200	2,017	(40%)	(57%)

Subtotal—Transaction deposits	94,172	92,414	89,360	89,148	87,896	2%	7%
Other time	4,022	3,936	3,800	3,693	3,616	2%	11%

Subtotal—Core deposits	98,194	96,350	93,160	92,841	91,512	2%	7%
Certificates—$100,000 and over	2,683	2,998	3,339	3,840	5,576	(11%)	(52%)

Total deposits	$100,877	$99,348	$96,499	$96,681	$97,088	2%	4%

(a)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.

Average core deposits increased $1.8 billion sequentially and increased $6.7 billion, or 7 percent, from the first quarter of 2014. Average transaction deposits increased $1.8 billion from the fourth quarter of 2014 primarily driven by higher interest checking, money market account, and demand deposit balances, partially offset by lower foreign office balances. Year-over-year transaction deposits increased $6.3 billion, or 7 percent, driven by higher money market account, demand deposit, and interest checking balances, partially offset by lower savings and foreign office balances. Other time deposits increased 2 percent sequentially and 11 percent compared with the first quarter of 2014.

Average commercial transaction deposits increased 1 percent sequentially and 8 percent from the previous year. Sequential performance reflected higher interest checking balances partially offset by lower foreign office balances. Year-over-year growth reflected higher demand deposit, interest checking, and money market account balances as customers are holding higher balances partially offset by lower foreign office balances.

Average consumer transaction deposits increased 2 percent sequentially and increased 6 percent from the first quarter of 2014. The sequential performance reflected higher money market account, interest checking, and demand deposit balances partially offset by lower savings balances. Year-over-year growth was driven by increased money market account and demand deposit balances partially offset by lower savings and interest checking balances.

Wholesale Funding

	For the Three Months Ended					% Change
	March 2015	December 2014	September 2014	June 2014	March 2014	Seq	Yr/Yr
Average Wholesale Funding ($ in millions)
Certificates—$100,000 and over	$2,683	$2,998	$3,339	$3,840	$5,576	(11%)	(52%)
Federal funds purchased	172	161	520	606	547	7%	(69%)
Other short-term borrowings	1,602	1,481	1,973	2,234	1,808	8%	(11%)
Long-term debt	14,448	14,855	13,955	12,524	10,313	(3%)	40%

Total wholesale funding	$18,905	$19,495	$19,787	$19,204	$18,244	(3%)	4%

Average wholesale funding of $18.9 billion decreased $590 million, or 3 percent, sequentially and increased $661 million, or 4 percent, compared with the first quarter of 2014. The sequential decrease was driven by a decrease in long-term debt due to $500 million of bank-level subordinated debt that matured during the quarter as well as a decrease in certificates $100,000 and over, partially offset by an increase in other short-term borrowings. The year-over-year increase in average wholesale funding reflected an increase in long-term debt due to issuances during 2014, partially offset by a decrease in certificates $100,000 and over, federal funds purchased, and other short-term borrowings.

Noninterest Income

	For the Three Months Ended					% Change
	March 2015	December 2014	September 2014	June 2014	March 2014	Seq	Yr/Yr
Noninterest Income ($ in millions)
Service charges on deposits	$135	$142	$145	$139	$133	(5%)	2%
Corporate banking revenue	92	120	100	107	104	(23%)	(11%)
Mortgage banking net revenue	86	61	61	78	109	40%	(21%)
Investment advisory revenue	108	100	103	102	102	7%	6%
Card and processing revenue	71	76	75	76	68	(6%)	5%
Other noninterest income	164	150	33	226	41	9%	NM
Securities gains, net	4	4	3	8	7	16%	(34%)

Total noninterest income	$660	$653	$520	$736	$564	1%	17%

Noninterest income of $660 million increased $7 million sequentially and $96 million compared with prior year results. These comparisons reflect the impacts described below.

For the quarters ending March 31, 2015, December 31, 2014, and March 31, 2014, the impacts of Vantiv warrant valuation adjustments were a positive $70 million, positive $56 million, and negative $36 million, respectively. Quarterly results also included the impact of valuation adjustments of the Visa total return swap of negative $17 million, negative $19 million, and positive $1 million in the first quarter of 2015, the fourth quarter of 2014, and the first quarter of 2014, respectively. First quarter 2015 also included a $37 million gain on the sale of held-for-sale residential mortgage loans classified as troubled debt restructurings. Excluding these items and net securities gains in all periods, noninterest income of $566 million decreased $46 million, or 8 percent, from the previous quarter and decreased $26 million, or 4 percent, from the first quarter of 2014. The sequential decrease was primarily due to the $23 million annual payment recognized from Vantiv pursuant to the tax receivable agreement in the fourth quarter of 2014 and a decrease in corporate banking revenue, partially offset by increased mortgage banking revenue. The year-over-year decline was primarily due to lower mortgage banking net revenue and corporate banking revenue.

Service charges on deposits of $135 million, which were seasonally low in the first quarter, decreased 5 percent from the fourth quarter and increased 2 percent compared with the same quarter last year. The sequential decline was due to a 9 percent decrease in retail service charges due to lower overdraft occurrences as well as a 2 percent decrease in commercial service charges.

Corporate banking revenue of $92 million decreased $28 million from the fourth quarter of 2014 and $12 million from the first quarter of 2013. The sequential decrease was primarily due to a $21 million decline in syndication fees as a result of decreased activity in the market in the current quarter and compared with strong fourth quarter results, as well as a decline in business lending fees. The year-over-year decrease was driven by lower syndication fees, institutional sales revenue, and lease remarketing fees, partially offset by an increase in foreign exchange fees.

Mortgage banking net revenue was $86 million in the first quarter of 2015, up 40 percent from the fourth quarter of 2014 and down 21 percent from the first quarter of 2014. First quarter 2015 originations were $1.8 billion, compared with $1.7 billion in the previous quarter and $1.7 billion in the first quarter of 2014. First quarter 2015 originations resulted in gains of $44 million on mortgages sold, compared with gains of $36 million during the previous quarter and $41 million during the first quarter of 2014. The sequential and year-over-year increases were primarily driven by higher gain on sale margins due to increased refinance activity during the quarter given the low rate environment and slightly higher production. Mortgage servicing fees were $59 million this quarter, $60 million in the fourth quarter of 2014, and $62 million in the first quarter of 2014. Mortgage banking net revenue is also affected by net servicing asset valuation adjustments, which include mortgage servicing rights (MSR) amortization and MSR valuation adjustments (including mark-to-market adjustments on free-standing derivatives used to economically hedge the MSR portfolio). These net servicing asset valuation adjustments were negative $17 million in the first quarter of 2015 (reflecting MSR amortization of $34 million and MSR valuation adjustments of positive $17 million); negative $34 million in the fourth quarter of 2014 (MSR amortization of $32 million and MSR valuation adjustments of negative $2 million); and positive $6 million in the first quarter of 2014 (MSR amortization of $22 million and MSR valuation adjustments of positive $28 million). The mortgage servicing asset, net of the valuation reserve, was $788 million at quarter end on a servicing portfolio of $64 billion.

Investment advisory revenue of $108 million increased 7 percent from the fourth quarter and increased 6 percent year-over-year. The sequential increase was attributable to higher tax-related private client services revenue, which is seasonally stronger in the first quarter, as well as an increase in securities and brokerage fees due to a continued shift from transaction-based fees to recurring revenue streams. The year-over-year increase reflected an increase in personal asset management fees due to market-related growth and an increase in securities and brokerage fees.

Card and processing revenue of $71 million in the first quarter of 2015 decreased 6 percent sequentially and increased 5 percent from the first quarter of 2014. The sequential decrease reflected lower transaction volumes compared with seasonally strong fourth quarter volumes. The year-over-year increase reflects an increase in the number of actively used cards and an increase in customer spend volume.

Other noninterest income totaled $164 million in the first quarter of 2015, compared with $150 million in the previous quarter and $41 million in the first quarter of 2014. As previously described, the results included the impact of Vantiv warrant valuation adjustments, the gain on sale of troubled debt restructurings, and charges related to the valuation of the Visa total return swap. Excluding these items, other noninterest income of $74 million decreased approximately $39 million, or 35 percent, from the fourth quarter of 2014 and decreased approximately $2 million, or 3 percent, from the first quarter of 2014. The sequential decrease was primarily due to payments recognized from Vantiv pursuant to the tax receivable agreement of $23 million in the fourth quarter of 2014 as well as normal seasonality in Vantiv’s business as reflected in our equity method of earnings.

Net gains on investment securities were $4 million in the first quarter of 2015, compared with $4 million in the previous quarter and $7 million in the first quarter of 2014.

Noninterest Expense

	For the Three Months Ended					% Change
	March 2015	December 2014	September 2014	June 2014	March 2014	Seq	Yr/Yr
Noninterest Expense ($ in millions)
Salaries, wages and incentives	$369	$366	$357	$368	$359	1%	3%
Employee benefits	99	79	75	79	101	26%	(3%)
Net occupancy expense	79	77	78	79	80	2%	(1%)
Technology and communications	55	54	53	52	53	2%	3%
Equipment expense	31	30	30	30	30	1%	3%
Card and processing expense	36	36	37	37	31	(2%)	14%
Other noninterest expense	254	276	258	309	296	(7%)	(13%)

Total noninterest expense	$923	$918	$888	$954	$950	1%	(3%)

Noninterest expense of $923 million increased 1 percent compared with the fourth quarter of 2014 and decreased 3 percent compared with the first quarter of 2014.

First quarter 2015 expenses included $2 million in charges to litigation reserves, compared with a $3 million reversal of litigation reserves in the fourth quarter of 2014 and $51 million in charges to litigation reserves in the first quarter of 2014. Excluding these items, noninterest expense of $921 million was flat sequentially and increased $22 million, or 2 percent, year-over-year. The sequential comparison was affected by a seasonal increase in FICA and unemployment tax expense recorded in employee benefits, partially offset by lower credit-related costs and the year-over-year increase reflected higher incentive-based compensation expense and increased credit-related costs.

Credit costs related to problem assets recorded as noninterest expense totaled $14 million in the first quarter of 2015, compared with $33 million in the fourth quarter of 2014, and $9 million in the first quarter of 2014. Credit-related expenses included provision for mortgage repurchases that was an immaterial amount in the first quarter of 2015 and the fourth quarter of 2014 and $3 million in the first quarter of 2014. (Realized mortgage repurchase losses were $3 million in the first quarter of 2015, compared with $2 million in the fourth quarter of 2014, and $10 million in the first quarter of 2014.) Provision for unfunded commitments was a benefit of $4 million in the current quarter, compared with an expense of $1 million last quarter and a benefit of $9 million a year ago. Derivative valuation adjustments related to customer credit risk were positive $2 million for the current quarter, negative $10 million in the fourth quarter, and positive $2 million for the year ago quarter. OREO expense was $7 million, compared with $4 million last quarter and $5 million a year ago. Other problem asset-related expenses were $13 million in the first quarter, compared with $17 million in the previous quarter, and $13 million in the same period last year.

Credit Quality

	For the Three Months Ended
	March 2015	December 2014	September 2014	June 2014	March 2014
Total net losses charged-off ($ in millions)
Commercial and industrial loans	($38)	($44)	($50)	($31)	($97)
Commercial mortgage loans	(1)	(10)	(5)	(9)	(3)
Commercial construction loans	—	—	—	(8)	(5)
Commercial leases	—	(1)	—	—	—
Residential mortgage loans	(6)	(94)	(9)	(8)	(15)
Home equity	(14)	(11)	(14)	(18)	(16)
Automobile loans	(8)	(7)	(7)	(5)	(8)
Credit card	(21)	(20)	(23)	(21)	(19)
Other consumer loans and leases	(3)	(4)	(7)	(1)	(5)

Total net losses charged-off	(91)	(191)	(115)	(101)	(168)
Total losses	(115)	(215)	(146)	(127)	(190)
Total recoveries	24	24	31	26	22

Total net losses charged-off	($91)	($191)	($115)	($101)	($168)
Ratios (annualized)
Net losses charged-off as a percent of average loans and leases (excluding held for sale)	0.41%	0.83%	0.50%	0.45%	0.76%
Commercial	0.29%	0.40%	0.40%	0.35%	0.79%
Consumer	0.59%	1.47%	0.66%	0.60%	0.72%

Net charge-offs were $91 million, or 41 bps of average loans on an annualized basis, in the first quarter of 2015 compared with net charge-offs of $191 million, or 83 bps, in the fourth quarter of 2014 and $168 million, or 76 bps, in the first quarter of 2014. For comparison purposes, the fourth quarter of 2014 net charge-offs included $87 million (38 bps) related to the transfer of certain residential mortgage loans classified as troubled debt restructurings to held-for-sale and the first quarter of 2014 included three large credits that together resulted in combined charge-offs of $60 million (27 bps).

Commercial net charge-offs were $39 million, or 29 bps, and were down $16 million sequentially. C&I net charge-offs of $38 million decreased $6 million from the previous quarter and commercial real estate net charge-offs decreased $9 million from the previous quarter.

Consumer net charge-offs were $52 million, or 59 bps, down $84 million sequentially. Excluding consumer net charge-offs of $87 million related to the transfer of certain residential mortgage loans classified as troubled debt restructurings to held-for-sale in the fourth quarter of 2014, consumer net charge-offs were up $3 million sequentially. Net charge-offs on residential mortgage loans in the portfolio were $6 million, down $88 million from the previous quarter primarily reflecting the impact of the charge-offs in the fourth quarter of 2014 mentioned above. Home equity net charge-offs were $14 million, up $3 million from the fourth quarter of 2014, and net charge-offs in the auto portfolio of $8 million were up $1 million compared with the prior quarter. Net charge-offs on consumer credit card loans were $21 million, up $1 million from the fourth quarter. Net charge-offs on other consumer loans were $3 million, down $1 million compared with the previous quarter.

	For the Three Months Ended
	March 2015	December 2014	September 2014	June 2014	March 2014
Allowance for Credit Losses ($ in millions)
Allowance for loan and lease losses, beginning	$1,322	$1,414	$1,458	$1,483	$1,582
Total net losses charged-off	(91)	(191)	(115)	(101)	(168)
Provision for loan and lease losses	69	99	71	76	69

Allowance for loan and lease losses, ending	1,300	1,322	1,414	1,458	1,483
Reserve for unfunded commitments, beginning	135	134	142	153	162
Provision (benefit) for unfunded commitments	(4)	1	(8)	(11)	(9)
Charge-offs	(1)	—	—	—	—

Reserve for unfunded commitments, ending	130	135	134	142	153
Components of allowance for credit losses:
Allowance for loan and lease losses	1,300	1,322	1,414	1,458	1,483
Reserve for unfunded commitments	130	135	134	142	153

Total allowance for credit losses	$1,430	$1,457	$1,548	$1,600	$1,636
Allowance for loan and lease losses ratio
As a percent of loans and leases	1.42%	1.47%	1.56%	1.61%	1.65%
As a percent of nonperforming loans and leases(a)	247%	228%	228%	228%	202%
As a percent of nonperforming assets(a)	188%	178%	178%	175%	157%

(a)	Excludes nonaccrual loans and leases in loans held for sale.

Provision for loan and lease losses totaled $69 million in the first quarter of 2015 and decreased $30 million from the fourth quarter of 2014 and was flat from the first quarter of 2014. The decrease from the prior quarter was driven by the $23 million impact in the fourth quarter of 2014 related to the transfer of certain residential mortgage loans classified as troubled debt restructurings to held-for-sale. The allowance for loan and lease losses declined $22 million sequentially reflecting the portfolio’s overall risk profile and charges to the allowance. The allowance represented 1.42 percent of total loans and leases outstanding as of quarter end, compared with 1.47 percent last quarter, and represented 247 percent of nonperforming loans and leases, and 188 percent of nonperforming assets.

	As of
	March 2015	December 2014	September 2014	June 2014	March 2014
Nonperforming Assets and Delinquent Loans ($ in millions)
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$61	$86	$102	$103	$153
Commercial mortgage loans	57	64	77	86	96
Commercial construction loans	—	—	2	3	3
Commercial leases	2	3	3	2	3
Residential mortgage loans	40	44	52	56	68
Home equity	71	72	69	73	75

Total nonaccrual loans and leases (excludes restructured loans)	$231	$269	$305	$323	$398
Restructured loans—commercial (nonaccrual)(c)	205	214	201	202	209
Restructured loans—consumer (nonaccrual)	90	96	114	115	126

Total nonaccrual portfolio loans and leases	$526	$579	$620	$640	$733
Repossessed personal property	20	18	19	18	6
Other real estate owned	145	147 (a)	157 (a)	174 (a)	207 (a)

Total nonperforming assets(b)	$691	$744	$796	$832	$946
Nonaccrual loans held for sale	2	24	4	5	3
Restructured loans—(nonaccrual) held for sale	—	15	3	—	—

Total nonperforming assets including loans held for sale	$693	$783	$803	$837	$949

Restructured Consumer loans and leases (accrual)	$943	$905	$1,610	$1,623	$1,682
Restructured Commercial loans and leases (accrual)(c)	$774	$844	$885	$914	$847
Total loans and leases 90 days past due	$78	$87	$87	$94	$94
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including other real estate owned(b)	0.57%	0.64%	0.68%	0.70%	0.82%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned(b)	0.76%	0.82%	0.88%	0.92%	1.05%

(a)	Excludes OREO related to government insured loans. During the first quarter of 2015, Fifth Third adopted ASU 2014-14, Classification of Certain Government-Guaranteed Mortgage Loans Upon Foreclosure which requires that certain government guaranteed residential real estate mortgage loans that meet specific criteria be recognized as other receivables upon foreclosure; during 2014 these assets were included in OREO in the Bancorp’s Condensed Consolidated Balance Sheet.
(b)	Does not include nonaccrual loans held for sale.
(c)	Excludes $21 million of restructured nonaccrual loans and $7 million of restructured accruing loans as of March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014.

Total nonperforming assets, including loans held-for-sale, were $693 million, a decline of $90 million, or 11 percent, from the previous quarter. Nonperforming loans (NPLs) at quarter-end were $526 million or 0.57 percent of total loans, leases and OREO, and decreased $53 million, or 9 percent, from the previous quarter.

Commercial NPAs were $421 million, or 0.76 percent of commercial loans, leases and OREO, and decreased $40 million, or 9 percent, from the fourth quarter. Commercial NPLs were $325 million, or 0.59 percent of commercial loans and leases, and decreased $42 million from last quarter. C&I NPAs of $216 million decreased $30 million from the prior quarter. Commercial mortgage NPAs were $186 million, down $9 million from the previous quarter. Commercial construction NPAs were $16 million, flat from the previous quarter. Commercial lease NPAs were $3 million, down $1 million from the previous quarter. Commercial NPAs included $205 million of nonaccrual troubled debt restructurings (TDRs), compared with $214 million last quarter.

Consumer NPAs of $270 million, or 0.75 percent of consumer loans, leases and OREO, decreased $13 million from the fourth quarter. Consumer NPLs were $201 million, or 0.56 percent of consumer loans and leases and decreased $11 million from last quarter. Residential mortgage NPAs were $113 million, $13 million lower than last quarter. Home equity NPAs of $111 million increased $3 million sequentially and credit card NPAs of $38 million were down $3 million compared with the previous quarter. Consumer nonaccrual TDRs were $90 million in the first quarter of 2015, compared with $96 million in the fourth quarter of 2014.

First quarter OREO balances included in NPA balances were $145 million, down $2 million from the fourth quarter, and included $81 million in commercial OREO and $64 million in consumer OREO. Repossessed personal property of $20 million increased $2 million from the prior quarter.

Loans over 90 days past due and still accruing were $78 million, down $9 million from the fourth quarter of 2014. Commercial balances over 90 days past due were $3 million compared with less than $1 million in the prior quarter, and consumer balances 90 days past due of $75 million were down $12 million from the previous quarter. Loans 30-89 days past due of $203 million were down $47 million from the previous quarter. Commercial balances 30-89 days past due of $25 million were up $9 million sequentially and consumer balances 30-89 days past due of $178 million decreased $56 million from the fourth quarter. The above delinquencies figures exclude nonaccruals described previously.

Capital Position

	For the Three Months Ended
	March 2015		December 2014		September 2014		June 2014		March 2014
Capital Position
Average shareholders’ equity to average assets	11.49%		11.54%		11.71%		11.57%		11.53%
Tangible equity(a)	9.38%		9.41%		9.65%		9.77%		9.61%
Tangible common equity (excluding unrealized gains/losses)(a)	8.41%		8.43%		8.64%		8.74%		8.79%
Tangible common equity (including unrealized gains/losses)(a)	8.78%		8.71%		8.84%		9.00%		8.93%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses)	9.59	%(b)	9.70	%(d)	9.70	%(d)	9.67	%(d)	9.57	%(d)

	Basel III Transitional(c)		Basel I(d)
Regulatory capital ratios:
Common equity Tier I	9.62	%(b)	N/A		N/A		N/A		N/A
Tier I risk-based capital	10.74	%(b)	10.83%		10.83%		10.80%		10.45%
Total risk-based capital	14.16	%(b)	14.33%		14.34%		14.30%		14.02%
Tier I leverage	9.61%		9.66%		9.82%		9.86%		9.71%
Tier I common equity	N/A		9.65	%(a)	9.64	%(a)	9.61	%(a)	9.51	%(a)
Book value per share	17.85		17.35		16.87		16.74		16.27
Tangible book value per share(a)	14.87		14.40		13.95		13.86		13.40

(a)	These ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.
(b)	Under the banking agencies Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(c)	Current period regulatory capital ratios are estimated.
(d)	These capital ratios were calculated under the Supervisory Agencies general risk-based capital rules (Basel I) which was in effect prior to January 1, 2015.

Capital ratios remained strong during the quarter, reflecting growth in retained earnings, the payment of preferred dividends, and share repurchase activity. The common equity Tier 1 ratio was 9.62 percent, the tangible common equity to tangible assets ratio* was 8.41 percent (excluding unrealized gains/losses), and 8.78 percent (including unrealized gains/losses). The Tier 1 risk-based capital ratio was 10.74 percent, the total risk-based capital ratio was 14.16 percent, and the Leverage ratio was 9.61 percent.

The Basel III Final Rule was effective for the Fifth Third on January 1, 2015, subject to phase-in periods for certain of its components and other provisions. Transition provisions apply to the minimum regulatory capital ratios; regulatory capital adjustments and deductions; and non-qualifying capital instruments. Transition provisions for the regulatory capital adjustments and deductions will change the amount deducted from capital each calendar year until the transition period ends. As of March 31, 2015, Fifth Third’s regulatory capital adjustments and deductions were primarily impacted by the transition provision related to the deduction of intangible assets other than goodwill and mortgage servicing assets. Also, Fifth Third will make a one-time permanent election to not include AOCI in common equity Tier 1 capital in the March 31, 2015 regulatory filings.

Book value per share at March 31, 2015 was $17.85 and tangible book value per share* was $14.87, compared with the December 31, 2014 book value per share of $17.35 and tangible book value per share of $14.40.

As previously announced, Fifth Third entered into a share repurchase agreement with a counterparty on January 22, 2015, whereby Fifth Third would purchase approximately $180 million of its outstanding common stock. This transaction reduced Fifth Third’s first quarter share count by 8.54 million shares on January 27, 2015. Settlement of the forward contract related to this agreement is expected to occur on or before April 23, 2015. In addition, the settlement of the forward contract related to the October 20, 2014 $180 million share repurchase agreement occurred on January 5, 2015. An additional 0.79 million shares were repurchased upon completion of the agreement. In total, the incremental impact to the average diluted share count in the first quarter of 2015 was approximately 8.97 million shares due to share repurchase transactions in the first quarter of 2015 and the fourth quarter of 2014.

On March 11, 2015, Fifth Third announced that the FRB did not object to Fifth Third’s 2015 CCAR capital plan, which included the potential increase in the quarterly common stock dividend to $0.14 per share in 2016 and the potential repurchase of common shares during the CCAR period in an amount up to $765 million. In addition, the capital plan incorporated Fifth Third’s potential repurchases of common shares in the amount of any after-tax gains from the sale of Vantiv, Inc. (“Vantiv”) stock. These capital plans were intended to maintain common equity capital levels in the current range during the CCAR period. Any such actions would be based on environmental and market conditions, earnings results, our capital position, and other factors, as well as approval by the Fifth Third Board of Directors, at the time.

Tax Rate

The effective tax rate was 25.9 percent this quarter compared with 25.9 percent in the fourth quarter of 2014 and 27.3 percent in the first quarter of 2014.

Other

Fifth Third Bank owns 43 million units representing a 22.8 percent interest in Vantiv Holding, LLC, convertible into shares of Vantiv, Inc., a publicly traded firm (NYSE: VNTV). Based upon Vantiv’s closing price of $37.70 on March 31, 2015, our interest in Vantiv was valued at approximately $1.6 billion. Next month in our 10-Q, we will update our disclosure of the carrying value of our interest in Vantiv stock, which was $394 million as of December 31, 2014. The difference between the market value and the book value of Fifth Third’s interest in Vantiv’s shares is not recognized in Fifth Third’s equity or capital. Additionally, Fifth Third has a warrant to purchase additional shares in Vantiv which is carried as a derivative asset at a fair value of $485 million as of March 31, 2015.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live by Thomson Financial and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Fifth Third” then “Investor Relations”). Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents (www.streetevents.com).

*	Non-GAAP measure; see Reg. G reconciliation on page 32.

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available beginning approximately two hours after the conference call until Tuesday, May 5, 2015 by dialing 800-585-8367 for domestic access or 404-537-3406 for international access (passcode 9854806#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of March 31, 2015, the Company had $140 billion in assets and operated 15 affiliates with 1,303 full-service Banking Centers, including 101 Bank Mart® locations, most open seven days a week, inside select grocery stores and 2,637 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has a 22.8% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of March 31, 2015, had $308 billion in assets under care, of which it managed $27 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

Forward-Looking Statements

This news release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv, LLC; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth; (22) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (23) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for March 31, 2015

Table of Contents

Financial Highlights	19-20
Consolidated Statements of Income	21
Consolidated Statements of Income (Taxable Equivalent)	22
Consolidated Balance Sheets	23-24
Consolidated Statements of Changes in Equity	25
Average Balance Sheet and Yield Analysis	26-27
Summary of Loans and Leases	28
Regulatory Capital	29
Summary of Credit Loss Experience	30
Asset Quality	31
Regulation G Non-GAAP Reconciliation	32
Segment Presentation	33

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change
	March 2015	December 2014	March 2014	Seq	Yr/Yr
Income Statement Data
Net interest income(a)	$852	$888	$898	(4%)	(5%)
Noninterest income	660	653	564	1%	17%
Total revenue(a)	1,512	1,541	1,462	(2%)	3%
Provision for loan and lease losses	69	99	69	(30%)	—
Noninterest expense	923	918	950	1%	(3%)
Net income attributable to Bancorp	382	385	318	(1%)	20%
Net income available to common shareholders	367	362	309	1%	15%
Common Share Data
Earnings per share, basic	$0.45	$0.44	$0.36	2%	25%
Earnings per share, diluted	0.44	0.43	0.36	2%	22%
Cash dividends per common share	0.13	0.13	0.12	—	8%
Book value per share	17.85	17.35	16.27	3%	10%
Market price per share	18.85	20.38	22.96	(7%)	(18%)
Common shares outstanding (in thousands)	815,190	824,047	847,569	(1%)	(4%)
Average common shares outstanding (in thousands):
Basic	810,210	819,057	845,860	(1%)	(4%)
Diluted	818,672	827,831	857,924	(1%)	(5%)
Market capitalization	$15,366	$16,790	$19,456	(8%)	(21%)
Financial Ratios
Return on average assets	1.12%	1.13%	1.00%	—	12%
Return on average common equity	10.3%	10.0%	9.0%	2%	13%
Return on average tangible common equity(b)(j)	12.3%	12.1%	11.0%	2%	12%
Noninterest income as a percent of total revenue	44%	42%	39%	3%	13%
Average Bancorp shareholders’ equity as a percent of average assets	11.49%	11.54%	11.53%	—	—
Tangible common equity(c)(d)(j)	8.41%	8.43%	8.79%	—	(4%)
Net interest margin(a)	2.86%	2.96%	3.22%	(3%)	(11%)
Efficiency(a)	61.0%	59.6%	64.9%	2%	(6%)
Effective tax rate	25.9%	25.9%	27.3%	—	(5%)
Credit Quality
Net losses charged off	$91	$191	$168	(52%)	(46%)
Net losses charged off as a percent of average loans and leases	0.41%	0.83%	0.76%	(51%)	(46%)
Allowance for loan and lease losses as a percent of loans and leases	1.42%	1.47%	1.65%	(3%)	(14%)
Allowance for credit losses as a percent of loans and leases	1.57%	1.62%	1.82%	(3%)	(14%)
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned(e)	0.76%	0.82%	1.05%	(8%)	(28%)
Average Balances
Loans and leases, including held for sale	$91,659	$91,581	$90,238	—	2%
Total securities and other short-term investments	29,038	27,604	22,940	5%	27%
Total assets	137,652	135,580	128,930	2%	7%
Transaction deposits(f)	94,172	92,414	87,896	2%	7%
Core deposits(g)	98,194	96,350	91,512	2%	7%
Wholesale funding(h)	18,905	19,495	18,244	(3%)	4%
Bancorp shareholders’ equity	15,820	15,644	14,862	1%	6%

Regulatory Capital Ratios(i)	Basel III Transitional	Basel I(l)
Common equity tier I(k)	9.62%	N/A	N/A	N/A	N/A
Tier I risk-based capital	10.74%	10.83%	10.45%	(2%)	1%
Total risk-based capital	14.16%	14.33%	14.02%	(3%)	(1%)
Tier I leverage	9.61%	9.66%	9.71%	(1%)	(1%)
Tier I common equity(d)(j)	N/A	9.65%	9.51%	N/A	N/A
Operations
Banking centers	1,303	1,302	1,311	—	—
ATMs	2,637	2,638	2,614	—	1%
Full-time equivalent employees	18,471	18,351	19,080	1%	(3%)

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and accumulated other comprehensive income).
(d)	These ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Non-GAAP measure; see Reg. G reconciliation on page 32.
(k)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(l)	These capital ratios were calculated under the Supervisory Agencies general risk-based capital rules (Basel I) which were in effect prior to January 1, 2015.

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	March 2015	December 2014	September 2014	June 2014	March 2014
Income Statement Data
Net interest income(a)	$852	$888	$908	$905	$898
Noninterest income	660	653	520	736	564
Total revenue(a)	1,512	1,541	1,428	1,641	1,462
Provision for loan and lease losses	69	99	71	76	69
Noninterest expense	923	918	888	954	950
Net income attributable to Bancorp	382	385	340	439	318
Net income available to common shareholders	367	362	328	416	309
Common Share Data
Earnings per share, basic	$0.45	$0.44	$0.39	$0.49	$0.36
Earnings per share, diluted	0.44	0.43	0.39	0.49	0.36
Cash dividends per common share	0.13	0.13	0.13	0.13	0.12
Book value per share	17.85	17.35	16.87	16.74	16.27
Market price per share	18.85	20.38	20.02	21.35	22.96
Common shares outstanding (in thousands)	815,190	824,047	834,262	844,489	847,569
Average common shares outstanding (in thousands):
Basic	810,210	819,057	829,392	838,492	845,860
Diluted	818,672	827,831	838,324	848,245	857,924
Market capitalization	$15,366	$16,790	$16,702	$18,030	$19,456
Financial Ratios
Return on average assets	1.12%	1.13%	1.02%	1.34%	1.00%
Return on average common equity	10.3%	10.0%	9.2%	11.9%	9.0%
Return on average tangible common equity(b)(j)	12.3%	12.1%	11.1%	14.4%	11.0%
Noninterest income as a percent of total revenue	44%	42%	36%	45%	39%
Average Bancorp shareholders’ equity as a percent of average assets	11.49%	11.54%	11.71%	11.57%	11.53%
Tangible common equity(c)(d)(j)	8.41%	8.43%	8.64%	8.74%	8.79%
Net interest margin(a)	2.86%	2.96%	3.10%	3.15%	3.22%
Efficiency(a)	61.0%	59.6%	62.1%	58.2%	64.9%
Effective tax rate	25.9%	25.9%	26.7%	27.6%	27.3%
Credit Quality
Net losses charged off	$91	$191	$115	$101	$168
Net losses charged off as a percent of average loans and leases	0.41%	0.83%	0.50%	0.45%	0.76%
Allowance for loan and lease losses as a percent of portfolio loans and leases	1.42%	1.47%	1.56%	1.61%	1.65%
Allowance for credit losses as a percent of portfolio loans and leases	1.57%	1.62%	1.71%	1.77%	1.82%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned(e)	0.76%	0.82%	0.88%	0.92%	1.05%
Average Balances
Loans and leases, including held for sale	$91,659	$91,581	$91,428	$91,241	$90,238
Total securities and other short-term investments	29,038	27,604	24,927	23,940	22,940
Total assets	137,652	135,580	132,220	130,965	128,930
Transaction deposits(f)	94,172	92,414	89,360	89,148	87,896
Core deposits(g)	98,194	96,350	93,160	92,841	91,512
Wholesale funding(h)	18,905	19,495	19,787	19,204	18,244
Bancorp shareholders’ equity	15,820	15,644	15,486	15,157	14,862

Regulatory Capital Ratios(i)	Basel III Transitional	Basel I(l)
Common equity tier I(k)	9.62%	N/A	N/A	N/A	N/A
Tier I risk-based capital	10.74%	10.83%	10.83%	10.80%	10.45%
Total risk-based capital	14.16%	14.33%	14.34%	14.30%	14.02%
Tier I leverage	9.61%	9.66%	9.82%	9.86%	9.71%
Tier I common equity(d)(j)	N/A	9.65%	9.64%	9.61%	9.51%
Operations
Banking centers	1,303	1,302	1,308	1,309	1,311
ATMs	2,637	2,638	2,639	2,619	2,614
Full-time equivalent employees	18,471	18,351	18,503	18,732	19,080

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and accumulated other comprehensive income).
(d)	The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Non-GAAP measure; see Reg. G reconciliation on page 32.
(k)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(l)	These capital ratios were calculated under the Supervisory Agencies general risk-based capital rules (Basel I) which were in effect prior to January 1, 2015.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change
	March 2015	December 2014	March 2014	Seq	Yr/Yr
Interest Income
Interest and fees on loans and leases	$778	$823	$823	(5%)	(6%)
Interest on securities	188	185	168	2%	12%
Interest on other short-term investments	4	3	2	9%	NM

Total interest income	970	1,011	993	(4%)	(2%)
Interest Expense
Interest on deposits	50	54	48	(9%)	5%
Interest on short-term borrowings	—	—	1	NM	(13%)
Interest on long-term debt	73	74	51	(1%)	39%

Total interest expense	123	128	100	(4%)	22%

Net Interest Income	847	883	893	(4%)	(5%)
Provision for loan and lease losses	69	99	69	(30%)	—

Net interest income after provision for loan and lease losses	778	784	824	(1%)	(6%)
Noninterest Income
Service charges on deposits	135	142	133	(5%)	2%
Corporate banking revenue	92	120	104	(23%)	(11%)
Mortgage banking net revenue	86	61	109	40%	(21%)
Investment advisory revenue	108	100	102	7%	6%
Card and processing revenue	71	76	68	(6%)	5%
Other noninterest income	164	150	41	9%	NM
Securities gains, net	4	4	7	16%	(34%)

Total noninterest income	660	653	564	1%	17%
Noninterest Expense
Salaries, wages and incentives	369	366	359	1%	3%
Employee benefits	99	79	101	26%	(3%)
Net occupancy expense	79	77	80	2%	(1%)
Technology and communications	55	54	53	2%	3%
Equipment expense	31	30	30	1%	3%
Card and processing expense	36	36	31	(2%)	14%
Other noninterest expense	254	276	296	(7%)	(13%)

Total noninterest expense	923	918	950	1%	(3%)
Income before income taxes	515	519	438	(1%)	17%
Applicable income taxes	133	134	119	(1%)	11%

Net Income	382	385	319	(1%)	20%
Less: Net income attributable to noncontrolling interests	—	—	1	NM	(61%)

Net income attributable to Bancorp	382	385	318	(1%)	20%
Dividends on preferred stock	15	23	9	(35%)	60%

Net income available to common shareholders	$367	$362	$309	1%	15%

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	March 2015	December 2014	September 2014	June 2014	March 2014
Interest Income
Interest and fees on loans and leases	$778	$823	$827	$826	$823
Interest on securities	188	185	189	181	168
Interest on other short-term investments	4	3	2	1	2

Total interest income	970	1,011	1,018	1,008	993
Taxable equivalent adjustment	5	5	5	5	5

Total interest income (taxable equivalent)	975	1,016	1,023	1,013	998
Interest Expense
Interest on deposits	50	54	51	49	48
Interest on other short-term borrowings	—	—	1	1	1
Interest on long-term debt	73	74	63	58	51

Total interest expense	123	128	115	108	100

Net Interest Income (taxable equivalent)	852	888	908	905	898
Provision for loan and lease losses	69	99	71	76	69

Net interest income (taxable equivalent) after provision for loan and lease losses	783	789	837	829	829
Noninterest Income
Service charges on deposits	135	142	145	139	133
Corporate banking revenue	92	120	100	107	104
Mortgage banking net revenue	86	61	61	78	109
Investment advisory revenue	108	100	103	102	102
Card and processing revenue	71	76	75	76	68
Other noninterest income	164	150	33	226	41
Securities gains, net	4	4	3	8	7

Total noninterest income	660	653	520	736	564
Noninterest Expense
Salaries, wages and incentives	369	366	357	368	359
Employee benefits	99	79	75	79	101
Net occupancy expense	79	77	78	79	80
Technology and communications	55	54	53	52	53
Equipment expense	31	30	30	30	30
Card and processing expense	36	36	37	37	31
Other noninterest expense	254	276	258	309	296

Total noninterest expense	923	918	888	954	950

Income before income taxes (taxable equivalent)	520	524	469	611	443
Taxable equivalent adjustment	5	5	5	5	5

Income before income taxes	515	519	464	606	438
Applicable income tax expense	133	134	124	167	119

Net Income	382	385	340	439	319
Less: Net Income attributable to noncontrolling interests	—	—	—	—	1

Net income attributable to Bancorp	382	385	340	439	318
Dividends on preferred stock	15	23	12	23	9

Net income available to common shareholders	$367	$362	$328	$416	$309

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	March 2015	December 2014	March 2014	Seq	Yr/Yr
Assets
Cash and due from banks	$2,920	$3,091	$3,153	(6%)	(7%)
Available-for-sale and other securities(a)	26,409	22,408	20,749	18%	27%
Held-to-maturity securities(b)	177	187	195	(5%)	(9%)
Trading securities	392	360	347	9%	13%
Other short-term investments	4,919	7,914	2,202	(38%)	NM
Loans held for sale	724	1,261	780	(43%)	(7%)
Portfolio loans and leases:
Commercial and industrial loans	42,052	40,765	40,591	3%	4%
Commercial mortgage loans	7,209	7,399	7,958	(3%)	(9%)
Commercial construction loans	2,302	2,069	1,218	11%	89%
Commercial leases	3,786	3,720	3,577	2%	6%
Residential mortgage loans	12,569	12,389	12,626	1%	—
Home equity	8,714	8,886	9,125	(2%)	(5%)
Automobile loans	11,873	12,037	12,088	(1%)	(2%)
Credit card	2,291	2,401	2,177	(5%)	5%
Other consumer loans and leases	448	418	345	8%	31%

Portfolio loans and leases	91,244	90,084	89,705	1%	2%
Allowance for loan and lease losses	(1,300)	(1,322)	(1,483)	(2%)	(12%)

Portfolio loans and leases, net	89,944	88,762	88,222	1%	2%
Bank premises and equipment	2,433	2,465	2,528	(1%)	(4%)
Operating lease equipment	725	728	714	(1%)	2%
Goodwill	2,416	2,416	2,416	—	—
Intangible assets	14	15	18	(4%)	(22%)
Servicing rights	789	858	975	(8%)	(19%)
Other assets	8,637	8,241	7,355	5%	17%

Total assets	$140,499	$138,706	$129,654	1%	8%

Liabilities
Deposits:
Demand	$35,343	$34,809	$31,234	2%	13%
Interest checking	27,191	26,800	25,472	1%	7%
Savings	15,355	15,051	16,867	2%	(9%)
Money market	18,105	17,083	13,208	6%	37%
Foreign office	811	1,114	1,922	(27%)	(58%)
Other time	4,044	3,960	3,660	2%	10%
Certificates—$100,000 and over	2,566	2,895	4,511	(11%)	(43%)

Total deposits	103,415	101,712	96,874	2%	7%
Federal funds purchased	200	144	268	38%	(26%)
Other short-term borrowings	1,413	1,556	2,717	(9%)	(48%)
Accrued taxes, interest and expenses	1,987	2,020	1,669	(2%)	19%
Other liabilities	3,504	2,642	2,029	33%	73%
Long-term debt	14,055	14,967	11,233	(6%)	25%

Total liabilities	124,574	123,041	114,790	1%	9%
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,331	1,331	1,034	—	29%
Capital surplus	2,659	2,646	2,674	—	(1%)
Retained earnings	11,401	11,141	10,363	2%	10%
Accumulated other comprehensive income	588	429	196	37%	NM
Treasury stock	(2,145)	(1,972)	(1,492)	9%	44%

Total Bancorp shareholders’ equity	15,885	15,626	14,826	2%	7%
Noncontrolling interests	40	39	38	3%	4%

Total equity	15,925	15,665	14,864	2%	7%

Total liabilities and equity	$140,499	$138,706	$129,654	1%	8%

(a) Amortized cost	$25,475	$21,677	$20,393	18%	25%
(b) Market values	177	187	195	(5%)	(9%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	815,190	824,047	847,569	(1%)	(4%)
Treasury	108,702	99,846	76,324	9%	42%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	March 2015	December 2014	September 2014	June 2014	March 2014
Assets
Cash and due from banks	$2,920	$3,091	$3,125	$3,312	$3,153
Available-for-sale and other securities(a)	26,409	22,408	22,912	22,814	20,749
Held-to-maturity securities(b)	177	187	191	194	195
Trading securities	392	360	389	361	347
Other short-term investments	4,919	7,914	3,637	2,386	2,202
Loans held for sale	724	1,261	641	682	780
Portfolio loans and leases:
Commercial and industrial loans	42,052	40,765	41,072	41,299	40,591
Commercial mortgage loans	7,209	7,399	7,564	7,805	7,958
Commercial construction loans	2,302	2,069	1,702	1,424	1,218
Commercial leases	3,786	3,720	3,554	3,567	3,577
Residential mortgage loans	12,569	12,389	12,941	12,652	12,626
Home equity	8,714	8,886	8,987	9,056	9,125
Automobile loans	11,873	12,037	12,121	12,050	12,088
Credit card	2,291	2,401	2,317	2,261	2,177
Other consumer loans and leases	448	418	366	370	345

Portfolio loans and leases	91,244	90,084	90,624	90,484	89,705
Allowance for loan and lease losses	(1,300)	(1,322)	(1,414)	(1,458)	(1,483)

Portfolio loans and leases, net	89,944	88,762	89,210	89,026	88,222
Bank premises and equipment	2,433	2,465	2,467	2,491	2,528
Operating lease equipment	725	728	732	667	714
Goodwill	2,416	2,416	2,416	2,416	2,416
Intangible assets	14	15	16	17	18
Servicing rights	789	858	935	931	975
Other assets	8,637	8,241	7,517	7,265	7,355

Total assets	$140,499	$138,706	$134,188	$132,562	$129,654

Liabilities
Deposits:
Demand	$35,343	$34,809	$32,258	$32,140	$31,234
Interest checking	27,191	26,800	24,930	24,744	25,472
Savings	15,355	15,051	15,355	16,087	16,867
Money market	18,105	17,083	16,199	14,216	13,208
Foreign office	811	1,114	1,577	1,418	1,922
Other time	4,044	3,960	3,856	3,724	3,660
Certificates—$100,000 and over	2,566	2,895	3,117	3,623	4,511

Total deposits	103,415	101,712	97,292	95,952	96,874
Federal funds purchased	200	144	148	153	268
Other short-term borrowings	1,413	1,556	2,730	3,146	2,717
Accrued taxes, interest and expenses	1,987	2,020	1,706	1,824	1,669
Other liabilities	3,504	2,642	2,533	2,018	2,029
Long-term debt	14,055	14,967	14,336	13,961	11,233

Total liabilities	124,574	123,041	118,745	117,054	114,790
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,331	1,331	1,331	1,034
Capital surplus	2,659	2,646	2,621	2,613	2,674
Retained earnings	11,401	11,141	10,886	10,666	10,363
Accumulated other comprehensive income	588	429	301	382	196
Treasury stock	(2,145)	(1,972)	(1,786)	(1,574)	(1,492)

Total Bancorp shareholders’ equity	15,885	15,626	15,404	15,469	14,826
Noncontrolling interests	40	39	39	39	38

Total equity	15,925	15,665	15,443	15,508	14,864

Total liabilities and equity	$140,499	$138,706	$134,188	$132,562	$129,654

(a) Amortized cost	$25,475	$21,677	$22,392	$22,184	$20,393
(b) Market values	177	187	191	194	195
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	815,190	824,047	834,262	844,489	847,569
Treasury	108,702	99,846	89,631	79,404	76,324

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Equity

$ in millions

(unaudited)

	For the Three Months Ended
	March 2015	March 2014
Total equity, beginning	$15,665	$14,626
Net income attributable to Bancorp	382	318
Other comprehensive income, net of tax:
Change in unrealized gains:
Available-for-sale securities	133	110
Qualifying cash flow hedges	24	3
Change in accumulated other comprehensive income related to employee benefit plans	2	1

Comprehensive income	541	432
Cash dividends declared:
Common stock	(106)	(102)
Preferred stock	(15)	(9)
Impact of stock transactions under stock compensation plans, net	21	17
Shares acquired for treasury	(180)	(99)
Noncontrolling interest	1	1
Other	(2)	(2)

Total equity, ending	$15,925	$14,864

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	March 2015	December 2014	March 2014	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$41,462	$41,313	$40,409	—	3%
Commercial mortgage loans	7,248	7,482	7,983	(3%)	(9%)
Commercial construction loans	2,198	1,911	1,118	15%	97%
Commercial leases	3,716	3,601	3,607	3%	3%
Residential mortgage loans	13,515	13,526	13,304	—	2%
Home equity	8,802	8,937	9,194	(2%)	(4%)
Automobile loans	11,933	12,073	12,023	(1%)	(1%)
Credit card	2,321	2,324	2,230	—	4%
Other consumer loans and leases	464	414	370	12%	26%
Taxable securities	23,102	22,364	20,385	3%	13%
Tax exempt securities	59	64	46	(8%)	28%
Other short-term investments	5,877	5,176	2,509	14%	NM

Total interest-earning assets	120,697	119,185	113,178	1%	7%
Cash and due from banks	2,830	3,008	2,850	(6%)	(1%)
Other assets	15,447	14,800	14,478	4%	7%
Allowance for loan and lease losses	(1,322)	(1,413)	(1,576)	(6%)	(16%)

Total assets	$137,652	$135,580	$128,930	2%	7%

Liabilities
Interest-bearing liabilities:
Interest checking	$26,885	$25,478	$25,911	6%	4%
Savings	15,174	15,173	16,903	—	(10%)
Money market	17,492	17,023	12,439	3%	41%
Foreign office	861	1,439	2,017	(40%)	(57%)
Other time	4,022	3,936	3,616	2%	11%
Certificates—$100,000 and over	2,683	2,998	5,576	(11%)	(52%)
Federal funds purchased	172	161	547	7%	(69%)
Other short-term borrowings	1,602	1,481	1,808	8%	(11%)
Long-term debt	14,448	14,855	10,313	(3%)	40%

Total interest-bearing liabilities	83,339	82,544	79,130	1%	5%
Demand deposits	33,760	33,301	30,626	1%	10%
Other liabilities	4,694	4,052	4,274	16%	10%

Total liabilities	121,793	119,897	114,030	2%	7%
Equity	15,859	15,683	14,900	1%	6%

Total liabilities and equity	$137,652	$135,580	$128,930	2%	7%

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	3.16%	3.21%	3.35%
Commercial mortgage loans	3.27%	3.28%	3.43%
Commercial construction loans	3.23%	3.30%	3.48%
Commercial leases	2.90%	2.96%	3.09%
Residential mortgage loans	3.83%	3.80%	3.94%
Home equity	3.66%	3.68%	3.74%
Automobile loans	2.68%	2.73%	2.86%
Credit card	10.22%	10.08%	9.90%
Other consumer loans and leases	10.79%	31.97%	39.93%

Total loans and leases	3.46%	3.58%	3.72%
Taxable securities	3.30%	3.28%	3.33%
Tax exempt securities	5.24%	4.42%	5.51%
Other short-term investments	0.25%	0.26%	0.26%

Total interest-earning assets	3.28%	3.38%	3.58%
Interest-bearing liabilities:
Interest checking	0.20%	0.22%	0.23%
Savings	0.07%	0.08%	0.11%
Money market	0.32%	0.39%	0.28%
Foreign office	0.20%	0.30%	0.29%
Other time	1.17%	1.14%	0.99%
Certificates—$100,000 and over	1.16%	1.05%	0.70%
Federal funds purchased	0.09%	0.10%	0.10%
Other short-term borrowings	0.11%	0.10%	0.10%
Long-term debt	2.02%	1.94%	2.04%

Total interest-bearing liabilities	0.60%	0.61%	0.51%
Ratios:
Net interest margin (taxable equivalent)	2.86%	2.96%	3.22%
Net interest rate spread (taxable equivalent)	2.68%	2.77%	3.07%
Interest-bearing liabilities to interest-earning assets	69.05%	69.26%	69.92%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	March 2015	December 2014	September 2014	June 2014	March 2014
Assets
Interest-earning assets:
Commercial and industrial loans	$41,462	$41,313	$41,525	$41,451	$40,409
Commercial mortgage loans	7,248	7,482	7,637	7,886	7,983
Commercial construction loans	2,198	1,911	1,565	1,364	1,118
Commercial leases	3,716	3,601	3,576	3,556	3,607
Residential mortgage loans	13,515	13,526	13,342	13,202	13,304
Home equity	8,802	8,937	9,009	9,101	9,194
Automobile loans	11,933	12,073	12,105	12,070	12,023
Credit card	2,321	2,324	2,295	2,232	2,230
Other consumer loans and leases	464	414	374	379	370
Taxable securities	23,102	22,364	22,594	21,706	20,385
Tax exempt securities	59	64	50	52	46
Other short-term investments	5,877	5,176	2,283	2,182	2,509

Total interest-earning assets	120,697	119,185	116,355	115,181	113,178
Cash and due from banks	2,830	3,008	2,862	2,847	2,850
Other assets	15,447	14,800	14,461	14,417	14,478
Allowance for loan and lease losses	(1,322)	(1,413)	(1,458)	(1,480)	(1,576)

Total assets	$137,652	$135,580	$132,220	$130,965	$128,930

Liabilities
Interest-bearing liabilities:
Interest checking	$26,885	$25,478	$24,926	$25,222	$25,911
Savings	15,174	15,173	15,759	16,509	16,903
Money market	17,492	17,023	15,222	13,942	12,439
Foreign office	861	1,439	1,663	2,200	2,017
Other time	4,022	3,936	3,800	3,693	3,616
Certificates—$100,000 and over	2,683	2,998	3,339	3,840	5,576
Federal funds purchased	172	161	520	606	547
Other short-term borrowings	1,602	1,481	1,973	2,234	1,808
Long-term debt	14,448	14,855	13,955	12,524	10,313

Total interest-bearing liabilities	83,339	82,544	81,157	80,770	79,130
Demand deposits	33,760	33,301	31,790	31,275	30,626
Other liabilities	4,694	4,052	3,749	3,724	4,274

Total liabilities	121,793	119,897	116,696	115,769	114,030
Equity	15,859	15,683	15,524	15,196	14,900

Total liabilities and equity	$137,652	$135,580	$132,220	$130,965	$128,930

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	3.16%	3.21%	3.25%	3.27%	3.35%
Commercial mortgage loans	3.27%	3.28%	3.34%	3.39%	3.43%
Commercial construction loans	3.23%	3.30%	3.49%	3.54%	3.48%
Commercial leases	2.90%	2.96%	2.96%	3.04%	3.09%
Residential mortgage loans	3.83%	3.80%	3.84%	3.93%	3.94%
Home equity	3.66%	3.68%	3.69%	3.71%	3.74%
Automobile loans	2.68%	2.73%	2.72%	2.77%	2.86%
Credit card	10.22%	10.08%	9.87%	10.06%	9.90%
Other consumer loans and leases	10.79%	31.97%	36.98%	35.63%	39.93%

Total loans and leases	3.46%	3.58%	3.61%	3.65%	3.72%
Taxable securities	3.30%	3.28%	3.32%	3.34%	3.33%
Tax exempt securities	5.24%	4.42%	5.34%	4.69%	5.51%
Other short-term investments	0.25%	0.26%	0.26%	0.28%	0.26%

Total interest-earning assets	3.28%	3.38%	3.49%	3.53%	3.58%
Interest-bearing liabilities:
Interest checking	0.20%	0.22%	0.22%	0.22%	0.23%
Savings	0.07%	0.08%	0.09%	0.11%	0.11%
Money market	0.32%	0.39%	0.37%	0.33%	0.28%
Foreign office	0.20%	0.30%	0.29%	0.29%	0.29%
Other time	1.17%	1.14%	1.07%	1.03%	0.99%
Certificates—$100,000 and over	1.16%	1.05%	0.96%	0.83%	0.70%
Federal funds purchased	0.09%	0.10%	0.09%	0.10%	0.10%
Other short-term borrowings	0.11%	0.10%	0.10%	0.10%	0.10%
Long-term debt	2.02%	1.94%	1.80%	1.89%	2.04%

Total interest-bearing liabilities	0.60%	0.61%	0.56%	0.54%	0.51%
Ratios:
Net interest margin (taxable equivalent)	2.86%	2.96%	3.10%	3.15%	3.22%
Net interest rate spread (taxable equivalent)	2.68%	2.77%	2.93%	2.99%	3.07%
Interest-bearing liabilities to interest-earning assets	69.05%	69.26%	69.75%	70.12%	69.92%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	March 2015	December 2014	September 2014	June 2014	March 2014
Average Loans and Leases
Commercial:
Commercial and industrial loans	$41,426	$41,277	$41,477	$41,374	$40,377
Commercial mortgage loans	7,241	7,480	7,633	7,885	7,981
Commercial construction loans	2,197	1,909	1,563	1,362	1,116
Commercial leases	3,715	3,600	3,571	3,555	3,607

Subtotal—commercial	54,579	54,266	54,244	54,176	53,081
Consumer:
Residential mortgage loans	12,433	13,046	12,785	12,611	12,659
Home equity	8,802	8,937	9,009	9,101	9,194
Automobile loans	11,933	12,073	12,105	12,070	12,023
Credit card	2,321	2,324	2,295	2,232	2,230
Other consumer loans and leases	440	395	361	359	343

Subtotal—consumer	35,929	36,775	36,555	36,373	36,449

Total average loans and leases (excluding held for sale)	$90,508	$91,041	$90,799	$90,549	$89,530

Average loans held for sale	1,151	540	629	692	708
End of Period Loans and Leases
Commercial:
Commercial and industrial loans	$42,052	$40,765	$41,072	$41,299	$40,591
Commercial mortgage loans	7,209	7,399	7,564	7,805	7,958
Commercial construction loans	2,302	2,069	1,702	1,424	1,218
Commercial leases	3,786	3,720	3,554	3,567	3,577

Subtotal—commercial	55,349	53,953	53,892	54,095	53,344
Consumer:
Residential mortgage loans	12,569	12,389	12,941	12,652	12,626
Home equity	8,714	8,886	8,987	9,056	9,125
Automobile loans	11,873	12,037	12,121	12,050	12,088
Credit card	2,291	2,401	2,317	2,261	2,177
Other consumer loans and leases	448	418	366	370	345

Subtotal—consumer	35,895	36,131	36,732	36,389	36,361

Total portfolio loans and leases	$91,244	$90,084	$90,624	$90,484	$89,705

Core business activity	722	590	634	677	776
Portfolio management activity	2	671	7	5	4

Total loans held for sale	724	1,261	641	682	780
Operating lease equipment	725	728	732	667	714
Loans and Leases Serviced for Others:(a)
Commercial and industrial loans	609	637	620	649	702
Commercial mortgage loans	279	270	274	277	280
Commercial construction loans	21	20	22	39	35
Commercial leases	257	283	267	235	223
Residential mortgage loans	64,178	65,413	66,808	68,085	68,909
Automobile loans	203	232	263	297	334

Total loans and leases serviced for others	65,547	66,855	68,254	69,582	70,483

Total loans and leases serviced	$158,240	$158,928	$160,251	$161,415	$161,682

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries

Regulatory Capital(a)

$ in millions

(unaudited)

	Basel III Transitional		Basel I(c)
	As of
	March 2015		December 2014		September 2014		June 2014		March 2014
Tier I capital:
Common stock and related surplus (net of treasury stock)	2,565		N/A		N/A		N/A		N/A
Retained earnings	11,401		N/A		N/A		N/A		N/A
Common equity tier I capital adjustments and deductions	(2,399)		N/A		N/A		N/A		N/A

Common equity tier I	11,567		N/A		N/A		N/A		N/A
Additional tier I capital	1,343		N/A		N/A		N/A		N/A

Tier I capital	12,910		12,764		12,661		12,644		12,182
Tier II capital	4,112		4,131		4,103		4,101		4,174

Total risk-based capital	17,022		16,895		16,764		16,745		16,356

Risk-weighted assets	120,248	(b)	117,878		116,917		117,117		116,622
Ratios:
Average shareholders’ equity to average assets	11.49%		11.54%		11.71%		11.57%		11.53%
Regulatory capital:

	Basel III Transitional		Basel I(c)
Fifth Third Bancorp
Common equity tier 1	9.62	%(b)	N/A		N/A		N/A		N/A
Tier I risk-based capital	10.74	%(b)	10.83%		10.83%		10.80%		10.45%
Total risk-based capital	14.16	%(b)	14.33%		14.34%		14.30%		14.02%
Tier I leverage	9.61%		9.66%		9.82%		9.86%		9.71%
Tier I common equity	N/A		9.65	%(d)	9.64	%(d)	9.61	%(d)	9.51	%(d)
Fifth Third Bank
Tier I risk-based capital	11.57	%(b)	11.85%		11.87%		11.79%		11.65%
Total risk-based capital	12.81	%(b)	13.10%		13.12%		13.04%		12.91%
Tier I leverage	10.33%		10.58%		10.77%		10.77%		10.84%

(a)	Current period regulatory capital data and ratios are estimated.
(b)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting weighted values are added together resulting in the total risk-weighted assets.
(c)	These capital amounts and ratios were calculated under the Supervisory Agencies general risk-based capital rules (Basel I) which were in effect prior to January 1, 2015.
(d)	This ratio has been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. Non-GAAP measure; see Reg. G reconciliation on page 32.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	March 2015	December 2014	September 2014	June 2014	March 2014
Average loans and leases (excluding held for sale):
Commercial and industrial loans	$41,426	$41,277	$41,477	$41,374	$40,377
Commercial mortgage loans	7,241	7,480	7,633	7,885	7,981
Commercial construction loans	2,197	1,909	1,563	1,362	1,116
Commercial leases	3,715	3,600	3,571	3,555	3,607
Residential mortgage loans	12,433	13,046	12,785	12,611	12,659
Home equity	8,802	8,937	9,009	9,101	9,194
Automobile loans	11,933	12,073	12,105	12,070	12,023
Credit card	2,321	2,324	2,295	2,232	2,230
Other consumer loans and leases	440	395	361	359	343

Total average loans and leases (excluding held for sale)	$90,508	$91,041	$90,799	$90,549	$89,530

Losses charged off:
Commercial and industrial loans	($43)	($50)	($62)	($36)	($100)
Commercial mortgage loans	(5)	(12)	(10)	(11)	(5)
Commercial construction loans	—	—	—	(8)	(5)
Commercial leases	—	(1)	—	—	—
Residential mortgage loans	(9)	(97)	(12)	(11)	(19)
Home equity	(17)	(15)	(18)	(22)	(20)
Automobile loans	(13)	(11)	(11)	(10)	(12)
Credit card	(24)	(23)	(26)	(24)	(22)
Other consumer loans and leases	(4)	(6)	(7)	(5)	(7)

Total losses	(115)	(215)	(146)	(127)	(190)
Recoveries of losses previously charged off:
Commercial and industrial loans	5	6	12	5	3
Commercial mortgage loans	4	2	5	2	2
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—
Residential mortgage loans	3	3	3	3	4
Home equity	3	4	4	4	4
Automobile loans	5	4	4	5	4
Credit card	3	3	3	3	3
Other consumer loans and leases	1	2	—	4	2

Total recoveries	24	24	31	26	22
Net losses charged off:
Commercial and industrial loans	(38)	(44)	(50)	(31)	(97)
Commercial mortgage loans	(1)	(10)	(5)	(9)	(3)
Commercial construction loans	—	—	—	(8)	(5)
Commercial leases	—	(1)	—	—	—
Residential mortgage loans	(6)	(94)	(9)	(8)	(15)
Home equity	(14)	(11)	(14)	(18)	(16)
Automobile loans	(8)	(7)	(7)	(5)	(8)
Credit card	(21)	(20)	(23)	(21)	(19)
Other consumer loans and leases	(3)	(4)	(7)	(1)	(5)

Total net losses charged off	($91)	($191)	($115)	($101)	($168)

Net charge-off ratios:
Commercial and industrial loans	0.38%	0.43%	0.48%	0.30%	0.97%
Commercial mortgage loans	0.05%	0.53%	0.24%	0.44%	0.16%
Commercial construction loans	(0.06%)	(0.01%)	(0.11%)	2.26%	1.66%
Commercial leases	0.00%	0.06%	0.00%	0.00%	(0.03%)
Residential mortgage loans	0.19%	2.87%	0.28%	0.24%	0.49%
Home equity	0.61%	0.47%	0.63%	0.80%	0.72%
Automobile loans	0.28%	0.22%	0.24%	0.15%	0.29%
Credit card	3.60%	3.40%	3.89%	3.71%	3.41%
Other consumer loans and leases	4.02%	4.57%	8.13%	4.08%	6.58%

Total net charge-off ratio	0.41%	0.83%	0.50%	0.45%	0.76%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	March 2015	December 2014	September 2014	June 2014	March 2014
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,322	$1,414	$1,458	$1,483	$1,582
Total net losses charged-off	(91)	(191)	(115)	(101)	(168)
Provision for loan and lease losses	69	99	71	76	69

Allowance for loan and lease losses, ending	$1,300	$1,322	$1,414	$1,458	$1,483
Reserve for unfunded commitments, beginning	$135	$134	$142	$153	$162
Provision (benefit) for unfunded commitments	(4)	1	(8)	(11)	(9)
Charge-offs	(1)	—	—	—	—

Reserve for unfunded commitments, ending	$130	$135	$134	$142	$153

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,300	$1,322	$1,414	$1,458	$1,483
Reserve for unfunded commitments	130	135	134	142	153

Total allowance for credit losses	$1,430	$1,457	$1,548	$1,600	$1,636

	As of
	March 2015	December 2014	September 2014	June 2014	March 2014
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$61	$86	$102	$103	$153
Commercial mortgage loans	57	64	77	86	96
Commercial construction loans	—	—	2	3	3
Commercial leases	2	3	3	2	3
Residential mortgage loans	40	44	52	56	68
Home equity	71	72	69	73	75

Total nonaccrual portfolio loans and leases (excludes restructured loans)	231	269	305	323	398
Restructured loans—commercial (nonaccrual)	205	214	201	202	209
Restructured loans—consumer (nonaccrual)	90	96	114	115	126

Total nonaccrual portfolio loans and leases	526	579	620	640	733
Repossessed property	20	18	19	18	6
Other real estate owned	145	147 (b)	157 (b)	174 (b)	207 (b)

Total nonperforming assets(a)	691	744	796	832	946
Nonaccrual loans held for sale	2	24	4	5	3
Restructured loans—(nonaccrual) held for sale	—	15	3	—	—

Total nonperforming assets including loans held for sale	$693	$783	$803	$837	$949

Restructured portfolio consumer loans and leases (accrual)	$943	$905	$1,610	$1,623	$1,682
Restructured portfolio commercial loans and leases (accrual)	$774	$844	$885	$914	$847
Ninety days past due loans and leases:
Commercial and industrial loans	$2	$—	$—	$—	$1
Commercial mortgage loans	1	—	1	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—

Total commercial loans and leases	3	—	1	—	1

Residential mortgage loans	48	56	57	60	56
Home equity	—	—	—	—	—
Automobile loans	7	8	8	8	7
Credit card	20	23	21	26	30
Other consumer loans and leases	—	—	—	—	—

Total consumer loans and leases	75	87	86	94	93

Total ninety days past due loans and leases(c)	$78	$87	$87	$94	$94

Ratios
Net losses charged-off as a percent of average loans and leases	0.41%	0.83%	0.50%	0.45%	0.76%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.42%	1.47%	1.56%	1.61%	1.65%
As a percent of nonperforming loans and leases(a)	247%	228%	228%	228%	202%
As a percent of nonperforming assets(a)	188%	178%	178%	175%	157%
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets , including other real estate owned(a)	0.57%	0.64%	0.68%	0.70%	0.82%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned(a)	0.76%	0.82%	0.88%	0.92%	1.05%
Nonperforming assets as a percent of total loans, leases and other assets, including other real estate owned	0.75%	0.86%	0.88%	0.92%	1.05%
Allowance for credit losses as a percent of nonperforming assets	207%	196%	195%	192%	173%

(a)	Does not include nonaccrual loans held for sale.
(b)	Excludes OREO related to government insured loans. During the first quarter of 2015, Fifth Third adopted ASU 2014-14, Classification of Certain Government-Guaranteed Mortgage Loans Upon Foreclosure which requires that certain government guaranteed residential real estate mortgage loans that meet specific criteria be recognized as other receivables upon foreclosure; during 2014 these assets were included in OREO in the Bancorp’s Condensed Consolidated Balance Sheet.
(c)	Does not include loans held for sale.

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

	For the Three Months Ended
	March 2015	December 2014	September 2014	June 2014	March 2014
Income before income taxes (U.S. GAAP)	$515	$519	$464	$606	$438
Add: Provision expense (U.S. GAAP)	69	99	71	76	69

Pre-provision net revenue	584	618	535	682	507
Net income available to common shareholders (U.S. GAAP)	367	362	328	416	309
Add: Intangible amortization, net of tax	—	1	1	1	1

Tangible net income available to common shareholders	367	363	329	417	310
Tangible net income available to common shareholders (annualized) (a)	1,488	1,440	1,305	1,673	1,257
Average Bancorp shareholders’ equity (U.S. GAAP)	15,820	15,644	15,486	15,157	14,862
Less: Average preferred stock	(1,331)	(1,331)	(1,331)	(1,119)	(1,034)
Average goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Average intangible assets and other servicing rights	(15)	(17)	(16)	(17)	(19)

Average tangible common equity (b)	12,058	11,880	11,723	11,605	11,393
Total Bancorp shareholders’ equity (U.S. GAAP)	15,885	15,626	15,404	15,469	14,826
Less: Preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,034)
Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Intangible assets and other servicing rights	(15)	(16)	(16)	(17)	(18)

Tangible common equity, including unrealized gains / losses (c)	12,123	11,863	11,641	11,705	11,358
Less: Accumulated other comprehensive income	(588)	(429)	(301)	(382)	(196)

Tangible common equity, excluding unrealized gains / losses (d)	11,535	11,434	11,340	11,323	11,162
Add: Preferred stock	1,331	1,331	1,331	1,331	1,034

Tangible equity (e)	12,866	12,765	12,671	12,654	12,196
Total assets (U.S. GAAP)	140,499	138,706	134,188	132,562	129,654
Less: Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Intangible assets and other servicing rights	(15)	(16)	(16)	(17)	(18)

Tangible assets, including unrealized gains / losses (f)	138,068	136,274	131,756	130,129	127,220
Less: Accumulated other comprehensive income / loss, before tax	(905)	(660)	(463)	(588)	(302)

Tangible assets, excluding unrealized gains / losses (g)	137,163	135,614	131,293	129,541	126,918
Total Bancorp shareholders’ equity (U.S. GAAP)	N/A	15,626	15,404	15,469	14,826
Goodwill and certain other intangibles	N/A	(2,476)	(2,484)	(2,484)	(2,490)
Unrealized gains	N/A	(429)	(301)	(382)	(196)
Qualifying trust preferred securities	N/A	60	60	60	60
Other	N/A	(17)	(18)	(19)	(18)

Tier I capital	N/A	12,764	12,661	12,644	12,182
Less: Preferred stock	N/A	(1,331)	(1,331)	(1,331)	(1,034)
Qualifying trust preferred securities	N/A	(60)	(60)	(60)	(60)
Qualifying noncontrolling interests in consolidated subsidiaries	N/A	(1)	(1)	(1)	(1)

Tier I common equity (h)	N/A (3)	11,372	11,269	11,252	11,087
Common shares outstanding (i)	815	824	834	844	848

	Basel III Transitional	Basel I
Risk-weighted assets (actual) (j)	120,248	117,878	116,917	117,117	116,622
Ratios:
Return on average tangible common equity (a) / (b)	12.3%	12.1%	11.1%	14.4%	11.0%
Tangible equity (e) / (g)	9.38%	9.41%	9.65%	9.77%	9.61%
Tangible common equity (excluding unrealized gains/losses) (d) / (g)	8.41%	8.43%	8.64%	8.74%	8.79%
Tangible common equity (including unrealized gains/losses) (c) / (f)	8.78%	8.71%	8.84%	9.00%	8.93%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses) (d) / (j)	9.59%	9.70%	9.70%	9.67%	9.57%
Tangible book value per share (c) / (i)	$14.87	$14.40	$13.95	$13.86	$13.40
Tier I common equity (h) / (j)	N/A (3)	9.65%	9.64%	9.61%	9.51%

Basel III-Estimated Tier I common equity ratio

	March 2015(3)	December 2014	September 2014	June 2014	March 2014
Tier I common equity (Basel I)	N/A	11,372	11,269	11,252	11,087
Add: Adjustment related to capital components	N/A	84	99	96	99

Estimated Tier I common equity under final Basel III rules without AOCI (opt out) (1)	N/A	11,456	11,368	11,348	11,186

Estimated risk-weighted assets under final Basel III rules (2)	N/A	122,018	122,219	122,465	122,659
Estimated Tier I common equity ratio under final Basel III rules (opt out) (1) / (2)	N/A	9.39%	9.38%	9.27%	9.12%

(1)	Fifth Third will make a one-time permanent election to not include AOCI in common equity tier I capital in the March 31, 2015 FFIEC 031 and Y-9C filings.
(2)	Key differences under Basel III in the calculation of risk-weighted assets compared to Basel I include: (1) Risk weighting for commitments under 1 year; (2) Higher risk weighting for exposures to securitizations, past due loans, foreign banks and certain commercial real estate; (3) Higher risk weighting for mortgage servicing rights and deferred tax assets that are under certain thresholds as a percent of Tier I capital; and (4) Derivatives are differentiated between exchange clearing and over-the-counter and the 50% risk-weight cap is removed.
(3)	The Bancorp became subject to the Basel III Final Rule on January 1, 2015. This codified in the federal banking regulations the risk-based capital ratios the Bancorp is now subject to, as such these ratios are no longer considered Non-GAAP measures.

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended March 31, 2015	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$397	$377	$63	$29	($14)	$852
Provision for loan and lease losses	(33)	(42)	(14)	(2)	22	(69)

Net interest income after provision for loan and lease losses	364	335	49	27	8	783
Total noninterest income	204	176	129	107	44	660
Total noninterest expense	(357)	(392)	(104)	(115)	45	(923)

Net income before taxes	211	119	74	19	97	520
Applicable income taxes(a)	(27)	(42)	(26)	(7)	(36)	(138)

Net income	184	77	48	12	61	382
Net income attributable to noncontrolling interest	—	—	—	—	—	—

Net income attributable to Bancorp	184	77	48	12	61	382
Dividends on preferred stock	—	—	—	—	15	15

Net income available to common shareholders	$184	$77	$48	$12	$46	$367

For the three months ended December 31, 2014(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$420	$402	$64	$31	($29)	$888
Provision for loan and lease losses	(50)	(40)	(100)	(1)	92	(99)

Net interest income after provision for loan and lease losses	370	362	(36)	30	63	789
Total noninterest income	237	188	69	102	57	653
Total noninterest expense	(331)	(386)	(107)	(111)	17	(918)

Income (loss) before income taxes	276	164	(74)	21	137	524
Applicable income taxes(a)	(55)	(58)	26	(7)	(45)	(139)

Net income (loss)	221	106	(48)	14	92	385
Net income attributable to noncontrolling interest	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	221	106	(48)	14	92	385
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$221	$106	($48)	$14	$69	$362

For the three months ended September 30, 2014(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$416	$396	$64	$30	$2	$908
Provision for loan and lease losses	(47)	(50)	(17)	(1)	44	(71)

Net interest income after provision for loan and lease losses	369	346	47	29	46	837
Total noninterest income	218	194	71	102	(65)	520
Total noninterest expense	(323)	(392)	(114)	(111)	52	(888)

Net income before taxes	264	148	4	20	33	469
Applicable income taxes(a)	(52)	(52)	(1)	(7)	(17)	(129)

Net income	212	96	3	13	16	340
Net income attributable to noncontrolling interest	—	—	—	—	—	—

Net income attributable to Bancorp	212	96	3	13	16	340
Dividends on preferred stock	—	—	—	—	12	12

Net income available to common shareholders	$212	$96	$3	$13	$4	$328

For the three months ended June 30, 2014(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$408	$384	$65	$29	$19	$905
Provision for loan and lease losses	(40)	(47)	(13)	(1)	25	(76)

Net interest income after provision for loan and lease losses	368	337	52	28	44	829
Total noninterest income	216	171	90	101	158	736
Total noninterest expense	(330)	(385)	(165)	(111)	37	(954)

Income (loss) before income taxes	254	123	(23)	18	239	611
Applicable income taxes(a)	(46)	(43)	8	(6)	(85)	(172)

Net income (loss)	208	80	(15)	12	154	439
Net income attributable to noncontrolling interest	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	208	80	(15)	12	154	439
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$208	$80	($15)	$12	$131	$416

For the three months ended March 31, 2014(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$403	$391	$64	$32	$8	$898
Provision for loan and lease losses	(98)	(45)	(25)	—	99	(69)

Net interest income after provision for loan and lease losses	305	346	39	32	107	829
Total noninterest income	208	174	119	103	(40)	564
Total noninterest expense	(333)	(390)	(167)	(110)	50	(950)

Income (loss) before income taxes	180	130	(9)	25	117	443
Applicable income taxes(a)	(22)	(45)	3	(8)	(52)	(124)

Net income (loss)	158	85	(6)	17	65	319
Net income attributable to noncontrolling interest	—	—	—	—	1	1

Net income (loss) attributable to Bancorp	158	85	(6)	17	64	318
Dividends on preferred stock	—	—	—	—	9	9

Net income (loss) available to common shareholders	$158	$85	($6)	$17	$55	$309

(a)	Includes taxable equivalent adjustments of $5 million for the three months ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014.
(b)	Prior period balances have been adjusted for changes in the structure of the reporting units.